                                                                    Exhibit 10.5
                           BELDEN & BLAKE CORPORATION

                         NONQUALIFIED STOCK OPTION PLAN

         1. PURPOSE. The purpose of this Nonqualified Stock Option Plan (hereinafter called the "Plan") is to further the success of Belden & Blake Corporation, an Ohio corporation (hereinafter called the "Company"), and certain of its affiliates by making available Common Stock of the Company for purchase by certain officers and employees of the Company and its affiliates, and thus to provide an additional incentive to such individuals to continue in the service of the Company or its affiliates and to give them a greater interest as stockholders in the success of the Company. Subject to compliance with the provisions of the Plan, nonqualified stock options (but not incentive stock options under Section 422A of the Code) are authorized and may be granted under the Plan.

         2. DEFINITIONS. As used in this Plan the following terms shall have the meanings indicated as follows:

         (a) "Board" means the board of directors of the Company.

         (b) "Cause" means (i) the continued willful failure of the employee to perform his duties to his employer (other than any such failure resulting from disability); (ii) the engaging by the employee in willful, reckless or grossly negligent misconduct which is materially injurious to the employer or any of its subsidiaries, monetarily or otherwise; or (iii) the indictment of employee with a felony or crime involving moral turpitude.

         (c) "Code" means the Internal Revenue Code of 1986, as amended.

         (d) "Common Stock" means the Company's Common Stock, without par value.

         (e) "Date of Grant" means the date on which an option is granted under a written option agreement executed by the Company and a Participant pursuant to the Plan.

         (f) "Effective Date" means the effective date of this Plan specified in Paragraph 13 hereof.

         (g) "Good Reason" means (i) a substantial and adverse change in the employee's status or position as a key employee of his employer, or a substantial reduction in the duties and responsibilities previously exercised by the employee, or any failure to reappoint or reelect the employee to, such position, except in connection with the termination of the employee's employment for Cause or disability, or as a result of his death; (ii) a reduction (other than for Cause) by his employer in the employee's Base Salary; (iii) a relocation of the employee's principal place of work to any location that is more than 25 miles from Canton, Ohio; or (iv) a sale or other exchange or transfer (whether by merger, reorganization or otherwise) of substantially all of the shares or assets of the Company.

         (h) "Parent" means a parent corporation of the Company as defined in
Section 425(e) of the Code.

         (i) "Participants" means the employees, including officers, of the Company, its Subsidiaries and its Parents.

         (j) "Plan" means this Belden & Blake Corporation Nonqualified Stock Option Plan, as it may be amended.

         (k) "Subsidiary" means a subsidiary corporation of the Company as defined in Section 425(f) of the Code.

         3. ADMINISTRATION OF PLAN. The Board shall have full and final authority in its discretion, subject to the provisions of the Plan, to determine the Participants to whom, and the time or times at which, options shall be granted, the vesting of options and the number of shares of Common Stock covered by each option. The Board shall also have full and final authority to construe and interpret the Plan and any agreements made pursuant to the Plan; to determine the terms and provisions (which need not be identical or consistent with respect to each Participant) of the respective option agreements and any agreements ancillary thereto including, but without limitation, terms covering the payment of the option price; and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.

         4. OPTIONS AUTHORIZED. The options granted under this Plan shall be nonqualified stock options which do not qualify as incentive stock options under
Section 422A of the Code. The Board shall have the full power and authority, in its sole discretion, to grant to the holder of an outstanding option, in exchange for the surrender and cancellation of such option, a new option having a purchase price lower than that provided in the option so surrendered and cancelled and containing such other terms and conditions as the Board may prescribe in accordance with the provisions of the Plan. No options may be granted under the Plan prior to the Effective Date.

         5. COMMON STOCK SUBJECT TO OPTIONS. The aggregate number of shares of the Company's Common Stock which may be issued upon the exercise of options shall not exceed 824,195 shares of Common Stock of the Company, subject to adjustment under the provisions of Paragraph 8. The shares of Common Stock to be issued upon the exercise of options may be authorized but unissued shares, or shares issued and reacquired by the Company. In the event any option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the shares subject to such option shall again be available for options to be granted under the Plan, except that shares for which options (or portions thereof) relinquished pursuant to Paragraph 9 hereof are exercisable shall not again be available for grants of options under the Plan.

         6. PARTICIPANTS. Except as may otherwise be provided herein, options may be granted under the Plan to any Participant. A Participant who has been granted an option under the Plan may be granted an additional option or options under the Plan, in the Board's discretion.

         7. TERMS AND CONDITIONS OF OPTIONS. The grant of an option under the Plan shall be evidenced by a written agreement executed by the Company and the applicable Participant and shall contain such terms and be in such form as the Board may from time to time approve, subject to the following limitations and conditions:

         (a) OPTION PRICE. The option price per share with respect to each option shall be the fair value per share on the Date of Grant, as determined by the Board in its sole discretion. The Board may permit the option purchase price to be payable (i) in Common Stock previously owned by the optionee, valued at the fair value of such Common Stock, as determined by the Board in its sole discretion, or (ii) by the relinquishment of all or any part of the unexercised portion of the option for a number of shares of Common Stock as more fully set forth in Paragraph 9 hereof.

         (b) PERIOD OF OPTION. The expiration date of each option shall be fixed by the Board, but, notwithstanding any provision of the Plan to the contrary, such expiration date shall not be more than ten years from the Date of Grant.

         (c) VESTING OF STOCKHOLDER RIGHTS. Neither an optionee nor his successor in interest shall have any rights of a stockholder of the Company until the shares relating to an option hereunder are issued by the Company and properly delivered to such optionee.

         (d) VESTING AND FORFEITURE OF OPTIONS. Each option shall vest and be exercisable from time to time over such period and upon such terms and conditions as the Board shall determine, but not at any time as to less than 25 shares, unless the number purchased is the total number of shares remaining subject to the Option. After the death of the optionee, an option may be exercised as provided in Paragraph 14 hereof. Upon termination for any reason of an optionee's employment with the Company (and any of its subsidiaries or affiliates), in the event an option is not fully vested at the date of such termination, the portion of such option that is not fully vested shall be forfeited and cancelled without any payment therefor. An unvested option may also be forfeited at such other times and upon such terms as the Board may determine.

         (e) NONTRANSFERABILITY OF OPTION. No option shall be transferable or assignable by an optionee and each option shall be exercisable only by him or her or, upon death or during a legal disability, by his or her legal representative. No option shall be subject to execution, attachment, or similar process.

         (f) CODE SECTION 83(b) ELECTIONS. Any optionee hereunder who makes an election pursuant to Code Section 83(b) shall promptly provide a copy of such election to the Company, together with such other details concerning such election as the Company may request.

         8. ADJUSTMENTS. The Board, in its discretion, may make such equitable adjustments in option price and the number of shares covered by outstanding options which are required to prevent any dilution or enlargement of the rights of the holders of such options, including, but not limited to, any such dilution or enlargement of rights that would otherwise result from any reorganization, recapitalization, stock split, stock dividend, combination, merger, consolidation, issuance of rights or any other change in the capital structure of the Company.

         9. RELINQUISHMENT OF OPTIONS. (a) The Board, in granting options hereunder, shall have discretion to provide that an optionee, or his legal representative (to the extent entitled to exercise the option under the terms thereof), in lieu of purchasing the entire number of shares subject to purchase thereunder, shall have the right to relinquish all or any part of the unexercised portion of the option for a number of shares of Common Stock equal to the quotient of (i) the excess of (A) the aggregate current fair value of the shares of Common Stock covered by the unexercised portion of the option over (B) the aggregate purchase price for such shares specified in such option, divided by (ii) the then current fair value per share of such Common Stock.

         (b) The Board, in granting options hereunder, shall have discretion to determine the terms (including the fair value of the Common Stock covered by options) upon which such options shall be relinquishable, subject to the applicable provisions of the Plan.

         10. RESTRICTIONS ON ISSUING SHARES. The exercise of each option shall be subject to the condition that if at any time the Company shall determine in its discretion that the listing, registration, or qualification of any shares otherwise deliverable upon such exercises upon any securities exchange or, under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall not be effective unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

         11. AMENDMENT, SUSPENSION, AND TERMINATION OF PLAN. The Board may at any time suspend or terminate the Plan or may amend it from time to time in such respects as the Board may deem advisable in order that the options granted thereunder may conform to any changes in the law or in any other respect which the Board may deem to be in the best interests of the Company; provided, however, that without approval by the stockholders of the Company voting the legally required percentage of its voting power, no such amendment shall make any change in the plan for which stockholder approval is required of the Company by any applicable rule or law. Unless sooner terminated hereunder, the Plan shall terminate ten years after the Effective Date. No option may be granted during any suspension or after the termination of the Plan. Except as otherwise required by law, no amendment, suspension, or termination of the Plan shall, without an optionee's consent, impair or negate any of the rights or obligations under any option theretofore granted to such optionee under the Plan.

         12. TAX WITHHOLDING. The Board may, in its sole discretion, (a) require an optionee to remit to the Company a cash amount sufficient to satisfy, in whole or in part, any federal, state and local withholding tax requirements prior to the delivery of any certificate for shares pursuant to the exercise of an option hereunder; (b) grant to an optionee the right to satisfy, in whole or in part, any such withholding tax requirements by electing to require that the Company, upon any exercise of the option, withhold from the shares of the Common Stock issuable to the optionee upon the exercise of the option, that number of full shares of Common Stock having a fair value (determined in the sole discretion of the Board) equal to the amount or portion of the amount required to be withheld; or (c) satisfy such withholding requirements through another lawful method.

         13. EFFECTIVE DATE OF PLAN. This Plan shall become effective on the date (the "Effective Date") of the adoption of the Plan by the Board.

         14. TERMINATION OF EMPLOYMENT. Unless the terms of an option granted to an employee under the Plan provide otherwise, in the event of (i) the retirement (with the written consent of the Company) of such employee, (ii) any other termination of the employment of such employee other than (a) a termination by the Company with Cause or (b) a termination by such employee without Good Reason, (iii) termination by reason of death during his employment by the Company or a Subsidiary or Parent, or (iv) disability, within the meaning of Code Section 422A(c)(7), the employee (or the executor or administrator of the employee's estate as the case may be) may exercise his option at any time within 60 days of such retirement or other termination of employment or within one year after termination of employment due to death (or in the event an employee dies during the 60 day period immediately following his termination of employment as set forth in (i) or (ii) above), or within such other time as the Board shall authorize, but in no event after 10 years from the date of granting thereof (or such lesser period as may be specified in the stock option agreement), but only to the extent of the number of shares for which his options were exercisable by him at the date of the termination of his employment. In the event of the termination of the employment of an employee to whom an option has been granted under the Plan by such employee without Good Reason or by the Company with Cause, options held by him under the Plan, to the extent not previously exercised, shall forthwith terminate on the date of such termination of employment. Options granted under the Plan shall not be affected by any change of employment so long as the holder continues to be an employee of the Company, a Subsidiary or a Parent. The option agreement may contain such provisions as the Board shall approve with respect to the effect of approved leaves of absence. Nothing in the Plan or in any option granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company or any of its Subsidiaries or Parents or interfere in any way with the right of the Company or any of its Subsidiaries or Parents to terminate his employment at any time.

         15. LOANS TO ASSIST IN EXERCISE OF OPTIONS. If approved by the Board, the Company or any Parent or Subsidiary may lend money or guarantee loans by third parties to an individual to finance the exercise of any option granted under the Plan. No such loan to finance the exercise of an option shall have an interest rate or other terms that would cause any part of the principal amount to be characterized as interest for purposes of the Code.